UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Mackinac Financial Corporation
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT
BENEFICIAL OWNERSHIP OF COMMON STOCK
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL 2: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
FUTURE SHAREHOLDER PROPOSALS
OTHER MATTERS

130 South Cedar Street
Manistique, Michigan 49854
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 27, 2009
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Mackinac Financial Corporation (the “Corporation”), a Michigan corporation, will be held on Wednesday, May 27, 2009, at 11:00 a.m. EDT, at The Community House, 380 S. Bates Street, Birmingham, Michigan 48009, for the following purposes:
1.	To elect three (3) Directors, each to hold office for a three-year term.

2.	To approve, in a non-binding, advisory vote, the Corporation’s compensation of executives, as disclosed in the accompanying proxy statement.

3.	To transact such other business as may properly come before the annual meeting or any adjournment thereof, all in accordance with the accompanying proxy statement.
The Board of Directors has fixed April 21, 2009, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment of the meeting.
We call your attention to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the annual meeting. Please read it carefully.
If you have questions or comments, please direct them to Mackinac Financial Corporation, 130 South Cedar Street, Manistique, Michigan 49854, Attention: Paul D. Tobias. Please also contact Paul D. Tobias if you would like directions to the annual meeting.
By order of the Board of Directors
/s/ Paul D. Tobias
Paul D. Tobias
Chairman and Chief Executive Officer
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER
MEETING TO BE HELD ON MAY 27, 2009: The Proxy Statement, Form 10-K for the year ended December 31, 2008 and the 2008 Annual Report to Shareholders are available at www.bankmbank.com.
Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if the stock is held in more than one name, all parties must sign the proxy form.
Dated: April [___], 2009

130 South Cedar Street
Manistique, Michigan 49854
April [___], 2009
PROXY STATEMENT
This proxy statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Mackinac Financial Corporation (the “Corporation”), a Michigan corporation, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, May 27, 2009, at 11:00 a.m. EDT, at The Community House, 380 S. Bates Street, Birmingham, Michigan 48009, for the purposes set forth in the accompanying notice and in this proxy statement.
This proxy statement is being mailed on or about April [___], 2009, to all holders of record of common stock of the Corporation as of the record date. The Board of Directors of the Corporation has fixed the close of business on April 21, 2009, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment of the meeting. As of the record date, there were 3,419,736 shares of common stock outstanding. Each outstanding share will entitle the holder to one vote on each matter presented for vote at the meeting.
If a proxy in the enclosed form is properly executed and returned to the Corporation, the shares represented by the proxy will be voted on each matter that properly arises at the meeting and any adjournment of the meeting. If a shareholder specifies a choice as to a particular matter, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all of the nominees named in the proxy statement, for approval of the compensation of our executives, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. A proxy may be revoked before exercise by notifying the Chief Executive Officer of the Corporation in writing or in open meeting, by submitting a proxy of a later date or attending the meeting and voting in person. All shareholders are encouraged to date and sign the enclosed proxy, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.
Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Corporation. A plurality of the votes cast at the meeting is required to elect the nominees as Directors of the Corporation. The three nominees who receive the largest number of affirmative votes cast at the meeting will be elected as Directors. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will not be treated as votes cast at the meeting and will have no effect on the outcome of the voting for the election of Directors. The proposal for election of directors is considered a “discretionary” item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. The proposal to approve the Corporation’s executive compensation requires that the number of votes cast in favor of the proposal exceed the number of votes cast against it. The executive compensation proposal is not a “discretionary” item, so you must provide instructions to your brokerage firm. Abstentions and broker nonvotes will not be counted as votes cast and therefore will not affect the determination as to whether the Corporation’s executive compensation policies and procedures are approved. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors, or create or imply any additional fiduciary duty by the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

PROPOSAL 1: ELECTION OF DIRECTORS
The Bylaws of the Corporation provide for a Board of Directors consisting of a minimum of five (5) and a maximum of sixteen (16) members. The Board of Directors has fixed the number of Directors at nine (9). The Articles of Incorporation of the Corporation and the Bylaws also provide for the division of the Board of Directors into three (3) classes of nearly equal size with staggered three-year terms of office; however, due to the previously announced resignation of Mr. Eliot Stark, the Board currently has classes comprised of three, two and four directors, respectively. See “Information about Directors and Nominees–Director Information” below. Three persons have been nominated for election to the Board, each to serve a three-year term expiring at the 2012 annual meeting of shareholders.
Unless otherwise directed by a shareholder’s proxy, the persons named as proxy holders in the accompanying proxy will vote for Messrs. Aspatore, Orley and Paschke, the nominees named below. Messrs. Aspatore, Orley and Paschke are currently Directors of the Corporation, and its subsidiary, mBank (the “Bank”), and are the members of the class of Directors of the Corporation whose terms expire at the 2009 annual meeting. In the event that any of the nominees become unavailable, which is not anticipated, the Board of Directors at its discretion, may reduce the number of Directors or designate substitute nominees, in which event the enclosed proxy will be voted for such substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.
In addition, if the Corporation participates in the United States Department of Treasury’s (“Treasury”) Capital Purchase Program (the “Capital Purchase Program” or “CPP”), as is currently anticipated, it would sell a specified number of a new series of preferred shares of the Corporation to the Treasury. Under the terms of the CPP, if dividends are not paid on that series of preferred stock in full for six dividend periods, whether or not consecutive, the holders of that series of preferred stock will have the right to elect two directors. For more information regarding the CPP and the potential rights of the holders of the preferred stock to elect directors, see “Executive Compensation–Expected Participation in the TARP Capital Purchase Program” and “Board of Directors Meetings and Committees–Nominating Committee” below.
The Board of Directors recommends a vote FOR the election of Messrs. Aspatore, Orley and Paschke, the three persons nominated by the Board.
Information about Directors and Nominees
Director Information
The following information has been furnished to the Corporation by the respective Directors. Each of them has been engaged in the occupations stated below during the periods indicated, or if no period is indicated, for more than five years.

			Director of
Nominees Standing for Election			Corporation
For Terms Expiring in 2012	Age	Principal Occupation	Since
Walter J. Aspatore (currently designated as “Lead Director”)	66	Investment Banking, Chairman Amherst Partners (Assists public and private companies in the purchase or sale of businesses. Also provides other advice and consulting services related to business valuations, operational/profitability improvement, and financing alternatives.)	2004

Robert H. Orley	53	Real Estate Developer, Vice President and	2004
		Secretary of Real Estate Investment Group, Inc. (Real estate investment, development and management.)

Randolph C. Paschke	59	From August 2002 to present- Chair,	2004
		Department of Accounting in the School of Business Administration at Wayne State University

			Director of
Continuing Directors			Corporation
Whose Terms Expire in 2010	Age	Principal Occupation	Since
Robert E. Mahaney	50	Sole Proprietor, Veridea Group, LLC (A commercial and residential real estate development company.)	2008

Paul D. Tobias	58	Chairman and Chief Executive Officer of the	2004
(See below for prior occupations)		Corporation and Chairman of the Bank from December 2004 to present

			Director of
Continuing Directors			Corporation
Whose Terms Expire in 2011	Age	Principal Occupation	Since
Dennis B. Bittner	60	Owner and President, Bittner Engineering, Inc. (A professional services company providing planning, development and consultation related services on civil, environmental and architectural engineering projects.)	2001

Joseph D. Garea	54	Investment Advisor, Managing Partner	2007
		Hancock Securities (Provides investment portfolio management services to banks, thrift institutions, insurance companies, nonprofit organizations and other institutional clients.)

Kelly W. George (see below for prior occupations)	41	President and Chief Executive Officer of the Bank and President of the Corporation	2006

L. Brooks Patterson	69	County Executive, Oakland County, Michigan	2006
The Corporation’s Board has considered the independence of the nominees for election at the annual meeting, and the continuing Directors under the rules of The Nasdaq Stock Market LLC (“Nasdaq”). The Board has determined that all of the nominees and continuing Directors are independent under Nasdaq rules except Mr. Tobias, Chairman and Chief Executive Officer of the Corporation and Chairman of the Bank, and Mr. George, President of the Corporation and President and Chief Executive Officer of the Bank. Messrs. Tobias and George are not independent because of their services as Executive Officers of the Corporation and the Bank.
As previously announced, Mr. Eliot Stark resigned from the Corporation’s Board of Directors in June 2008. At that time, the Board determined not to fill the vacancy and instead reduced the size of the Board from ten to nine directors. As a result of the reduction, the Board currently has three staggered classes of directors comprised of three, two and four directors, respectively.
Executive Officers
The Executive Officers of the Corporation serve at the pleasure of the Board of Directors. Set forth below are the current Executive Officers of the Corporation and a brief explanation of their principal employment during at least the last five years. Additional information concerning employment agreements of Executive Officers of the Corporation is included elsewhere in this proxy statement under the heading “Executive Compensation.”
Paul D. Tobias – Age 58 – Chairman of the Board and Chief Executive Officer of the Corporation and Chairman of the Board of the Bank. Mr. Tobias was appointed to his present positions with the Corporation and the Bank on December 16, 2004. Mr. Tobias also served as Chief Executive Officer of the Bank from July 2005 until November 2006. From January 2000 to December 2004, Mr. Tobias served as Chairman and Chief Executive Officer of Mackinac Holdings, Inc. and Managing Member of Mackinac Partners, LLC (a financial and operational advisory company serving global and middle market companies), neither of which are affiliated with the Corporation or the Bank. Mr. Tobias continues as a shareholder of Mackinac Holdings, Inc. and as a member of Mackinac Partners, LLC, but is not active in either entity and does not receive compensation from either entity.
Kelly W. George — Age 41 — President of the Corporation and President and Chief Executive Officer of the Bank. Mr. George was appointed as President of the Corporation and as Chief Executive Officer of the Bank in November 2006. Prior to that, Mr. George served as President of the Bank from August 2005 and, prior to that, as Executive Vice President and Chief Lending Officer of the Bank from August 2003.
Ernie R. Krueger — Age 59 — Executive Vice President and Chief Financial Officer of the Corporation and the Bank. Mr. Krueger was appointed to his current positions in October 2006. Prior to that, he served as Senior Vice President and Controller of the Corporation and the Bank from October 2003 to October 2006.
Board of Directors Meetings and Committees
Audit Committee
The Audit Committee is a separately-designated standing Committee of the Board of Directors established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee has responsibility for, among other things:
•	Appointing or replacing the Corporation’s independent auditors;

•	Overseeing the work of the independent auditors (including resolution of any disagreements between management and the auditors regarding financial reporting);

•	Reviewing the independent auditors’ performance, qualifications and independence;

•	Approving all auditing and permitted non-auditing services to be performed by the independent auditors with limited exceptions;

•	Reviewing the Corporation’s financial statements, internal audit function and system of internal controls;

•	Overseeing compliance by the Corporation with legal and regulatory requirements and with the Corporation’s Code of Business Conduct and Ethics; and

•	Producing the report required by federal securities regulations for inclusion in the Corporation’s Proxy Statement.
The Board of Directors has adopted a charter for the Audit Committee, a copy of which is available on the Corporation’s website at www.bankmbank.com.
The current members of the Audit Committee are Messrs. Paschke (chairman), Bittner and Patterson, all of whom are considered independent, as independence for audit committee members is defined in applicable SEC and Nasdaq rules. The Board has determined that Mr. Paschke is an “audit committee financial expert” as that term is defined by the SEC. The Audit Committee held eight meetings in 2008.
Nominating Committee
The Nominating Committee is responsible for, among other things:
•	Identifying new candidates who are qualified to serve as Directors of the Corporation;

•	Recommending to the Board of Directors the candidates for election to the Board and for appointment to the Board’s Committees; and

•	Considering any nominations for Director submitted by shareholders.
The current members of the Nominating Committee are Messrs. Aspatore (chairman), Garea and Patterson. All members are considered independent under the applicable Nasdaq rules. The Nominating Committee held one meeting in 2008.

The Board of Directors has adopted a charter for the Nominating Committee, a copy of which is available on the Corporation’s website at www.bankmbank.com. In the past, the committee has identified potential nominees through recommendations made by executive officers and non-management directors and has evaluated them based on their resumes and through references and personal interviews. The Corporation has not paid any third party fee to assist in the process of identifying or evaluating director nominees. No shareholder, other than an officer or director, has ever submitted a suggestion for a nominee, but if the committee were to receive such a suggestion, it expects it would evaluate that nominee in substantially the same manner.
The Nominating Committee will consider candidates nominated by shareholders in accordance with the procedures set forth in the Corporation’s Bylaws and Articles of Incorporation and in the Nominating Committee’s charter. Under the Corporation’s Bylaws and Articles of Incorporation, nominations other than those made by the Board of Directors or the Nominating Committee must be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s request to nominate a person for election to the Board at the annual meeting of shareholders, together with the written consent of such person to serve as a Director, must be received by the Secretary of the Corporation not less than 60 nor more than 90 days prior to the first anniversary date of the annual meeting of shareholders in the immediately preceding year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.
With respect to each person proposed to be nominated as a director, the Nominating Committee must be provided with the following information: (i) the name, address (business and residence), date of birth, principal occupation or employment of such person (present and for the past five (5) years); (ii) the number of shares of the Corporation such person beneficially owns (as such term is defined by Section 13(d) of the Exchange Act); and (iii) any other information relating to such person that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of Directors pursuant to Section 14(a) of the Exchange Act. The Nominating Committee may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such person to serve as a Director of the Corporation. No person is eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws and Articles of Incorporation.
In addition, as described in “Executive Compensation—Expected Participation in the TARP Capital Purchase Program” below, the Corporation intends to participate in the CPP. If the Corporation chooses to participate, it would sell a specified number of a new series of preferred shares to the Treasury. Under the terms of the CPP, if dividends are not paid on that series of preferred stock in full for six dividend periods, whether or not consecutive, the holders of that series of preferred stock will have the right to elect two directors. Any such nominations would not be subject to the above restrictions regarding nominations made by the Board, the Nominating Committee or the shareholders.
Compensation Committee
The current Compensation Committee of the Board of Directors is comprised of Messrs. Garea (chairman), Aspatore, Bittner, Paschke and Patterson, each of whom is considered independent under the Nasdaq rules defining independence. The Compensation Committee held two meetings in 2008. The Compensation Committee’s primary functions are to: review and recommend to the Board all persons to be elected as Chairman, Chief Executive Officer, President, Chief Financial Officer and other executive positions; review all material performance criteria used in evaluating executive officer of the Corporation, including their compensation; and review and approve the annual base salary level, annual incentive opportunity level, the long-term incentive opportunity level, employment and other agreements, and other benefits of the Executive Officers. The primary responsibilities of the Compensation Committee are to ensure that the compensation available to the Board of Directors and officers of the Corporation:
•	Enables the Corporation to attract and retain high quality leadership;

•	Provides competitive compensation opportunities;

•	Supports the Corporation’s overall business strategy; and

•	Maximizes shareholder value.
The Compensation Committee charter is available on the Corporation’s website at www.bankmbank.com. The Committee reviews management recommendations for contracts and compensation levels of all senior executive officers. The Committee considers these recommendations in reference to relative compensation levels of like-size financial institutions.

Attendance of Directors; Family Relationships
The Board of Directors held a total of eight meetings during 2008. No Director attended less than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which he served in 2008. There are no family relationships between or among any of the Directors, nominees, or Executive Officers of the Corporation.
Communication with Directors; Attendance at Annual Meetings; Code of Ethics
The Corporation’s Board provides a process for shareholders to send communications to the Board or any of the Directors. Shareholders may send written communications to the Board or any one or more of the individual Directors by mail, c/o Corporate Secretary, Mackinac Financial Corporation, 130 South Cedar Street, Manistique, Michigan 49854. All communications will be compiled by the Corporation’s Corporate Secretary and submitted to the Board or the individual Directors on a regular basis unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Corporation’s business, or communications that relate to improper or irrelevant topics.
It is the Corporation’s policy that all of the Directors and nominees for election as Directors at the annual meeting attend the annual meeting except in cases of extraordinary circumstances. All of the nominees for election at the 2008 annual meeting of shareholders and all other Directors attended the 2008 annual meeting of shareholders. The Corporation expects all nominees and Directors to attend the 2009 annual meeting.
The Corporation has a business conduct and code of ethics policy for all employees, officers and directors of the Corporation and its subsidiaries. Among other things, the business conduct and code of ethics policy includes provisions regarding ethical conduct, compliance with law, conflicts of interest, insider trading and certain investment and other opportunities, competition and fair dealing, discrimination and harassment, record keeping of personal transactions, accounting matters, confidentiality, and reporting of violations. The Company has posted copies of its business conduct and code of ethics policy on its corporate website, at www.bankmbank.com, under the link “Corporate Governance.” If further matters are documented, or if those documents (including the business conduct and code of ethics policy) are changed, waivers from the business conduct and code of ethics policy are granted, or new procedures are adopted, those new documents, changes and/or waivers will be posted on the corporate website at the internet address above.
Remuneration of Directors
The table below summarizes the compensation paid by the Corporation to non-employee directors for the fiscal year ended December 31, 2008.
2008 Director Compensation Table

	Fees Earned or
	Paid in Cash	Option Awards	Total
Name	($)	($) (1) (2)	($)
Walter J. Aspatore	23,400	8,996	32,396
Dennis B. Bittner	25,800	8,996	34,796
Joseph D. Garea	21,800	—	21,800
Robert E. Mahaney	21,400	—	21,400
Robert H. Orley	21,000	8,996	29,996
Randolph C. Paschke	25,100	8,996	34,096
L. Brooks Patterson	22,100	5,060	27,160

(1)	The amounts shown in this column relate to options granted under the 2000 Director and Officer Option Plan all of which were granted in 2005 and 2006. The amounts equal the financial statement compensation cost for Stock Awards as reported in our consolidated statement of income for fiscal year 2008 and are valued based on the aggregate grant date fair value of the award determined pursuant to FAS 123R. See Note 1 and Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FAS 123R.

(2)	The options granted to Directors vest 20% at the time of grant, with the remainder vesting over a two year term, conditional upon the market value appreciation of the underlying common stock of the Corporation. At December 31, 2008, Messrs. Aspatore, Bittner, Orley, Paschke and Patterson each had outstanding options to purchase 10,000 shares, and all outside directors as a group had outstanding options to purchase 50,000 shares. Messrs. Garea and Mahaney do not have any options to purchase shares because they were not serving on the Board at the times when options were granted.
In 2008, the non-employee members of the Board of Directors received remuneration in the form of meeting attendance fees, committee fees and an annual retainer. In 2008, the external, non-employee Directors of the Corporation and the Bank received an annual retainer of $15,000, a fee of $750 for each Board meeting attended and a fee of $200 for each committee meeting attended. No option awards were granted in 2008. The employee directors (which included Messrs. Tobias, George and Stark in 2008) did not receive compensation for their service on the Board of Directors. For 2009, non-employee directors will be paid an annual fee of $25,000. In addition to the annual fee, those directors who chair board committees will be paid an additional $3,000.

EXECUTIVE COMPENSATION
Expected Participation in the TARP Capital Purchase Program
The Corporation currently expects to participate in the CPP, which transaction is expected to close on [April 24], 2009, although there can be no guarantee that the transaction will close on that date or at all. If the transaction closes as currently anticipated, the Corporation and the Treasury would enter into a Letter Agreement, including the Securities Purchase Agreement–Standard Terms (collectively, the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, the Corporation would issue and sell to the Treasury (i) [11,000] shares of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Shares, Series A, without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Shares”), and (ii) a warrant (the “Warrant”) to purchase [379,093] common shares of the Corporation, at an exercise price of $[4.3525] per share (subject to certain anti-dilution and other adjustments), for an aggregate purchase price of $[11,000,000] in cash. The Warrant has a ten-year term.
If the CPP transaction closes as contemplated, the Corporation will be required to take certain actions, until such time as the Treasury ceases to own any securities acquired from the Corporation pursuant to the CPP, to ensure that its executive compensation and benefit plans with respect to Senior Executive Officers (as defined in the relevant agreements) comply with Section 111(b) of Emergency Economic Stabilization Act of 2008 (“EESA”), as implemented by any guidance or regulations issued under Section 111(b) of EESA, and not adopt any benefit plans with respect to, or which cover, the Corporation’s Senior Executive Officers that do not comply with EESA as modified by the American Recovery and Reinvestment Act of 2009 (the “ARRA”), which was passed by Congress and signed by the President on February 17, 2009. The ARRA executive compensation standards generally remain in effect during the period in which any obligation arising from financial assistance provided under TARP remains outstanding (the “TARP Period”). The ARRA executive compensation standards apply to the Corporation’s Senior Executive Officers (which for purposes of the ARRA and the CPP agreements, includes the Corporation’s Chief Executive Officer, its Chief Financial Officer, and the next three most highly compensated executive officers, even though the Corporation’s senior executive officers consist of a smaller group of executives for purposes of the other compensation disclosures in this proxy statement).
The ARRA executive compensation standards include: (i) limits on compensation to exclude incentives to take unnecessary and excessive risks during the TARP Period; (ii) prohibitions on payment or accrual of bonuses, retention awards and other incentive compensation to our most highly-compensated employee, other than payments pursuant to written employment agreements entered into on or before February 11, 2009, or grants of restricted stock that do not fully vest during the TARP Period and do not have a value which exceeds one-third of that employee’s total annual compensation; (iii) prohibitions on any payments to our ten most highly-compensated employees for departure from the Corporation for any reason (a “golden parachute”), except for payments for services performed or benefits accrued; (iv) recovery (“clawback”) of bonuses, retention awards and incentive compensation to Senior Executive Officers and the next 20 most highly-compensated employees if the payment was based on materially inaccurate statements of earnings, revenues, gains or other criteria; (v) prohibition on compensation plans that encourage manipulation of reported earnings; (vi) retroactive review of bonuses, retention awards and other compensation previously paid to Senior Executive Officers and the next 20 most highly-compensated employees if found by the Treasury to be inconsistent with the purposes of TARP or otherwise contrary to public interest; (vii) requiring the establishment of a company-wide policy regarding “excessive or luxury expenditures”; and (viii) requiring the inclusion in proxy statements for annual shareholder meetings of a non-binding “Say-on-Pay” shareholder vote on the compensation of executives. The Treasury also has authority under the ARRA to impose additional appropriate standards for executive compensation and corporate governance.
The ARRA executive compensation standards require that the Treasury and the SEC issue a number of regulations describing how the standards are to be implemented. As of the date of this proxy statement, neither the Treasury nor the SEC has issued those implementing regulations.
The Corporation intends to carefully review any Treasury and SEC regulations once they are issued. Assuming the Corporation participates in the CPP, as is currently anticipated, to the extent that the Treasury and/or the SEC issues regulations describing how the Corporation is to comply with these standards, the Corporation will work with its Senior Executive Officers and other affected employees to take such steps as it deems necessary to comply with the standards and adopt policies and procedures consistent with the foregoing. In the meantime, the Corporation has revised the change-of-control provisions in its agreements with key employees to: (a) eliminate any parachute payments during the TARP Period and (b) waive any right of the Corporation to terminate those employees, except terminations for death, disability or “cause.”
If the Corporation participates in the CPP, the Corporation would be permitted to redeem the Series A Preferred Shares at any time, in which case the ARRA executive compensation standards would no longer apply to the Corporation.

2008 Summary Compensation Table
The following table summarizes compensation for the past two fiscal years awarded to, earned by or paid to, our principal executive officer and our two other most highly compensated Executive Officers who were serving at the end of 2008 and, pursuant to SEC rules, an additional individual who served as an executive officer of the Corporation for a portion of 2008.

				Option	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($) (1)	($) (2)	($)
Paul D. Tobias	2008	240,000	0	0	36,738	276,738
Chairman and Chief Executive Officer of the Corporation	2007	233,887	20,000	0	43,074	296,961
Chairman of the Bank

Kelly W. George	2008	209,000	25,000	21,790	24,968	280,758
President of the Corporation	2007	209,000	20,000	21,790	25,072	275,862
President and Chief Executive Officer of the Bank

Ernie R. Krueger	2008	165,000	20,000	12,160	17,865	215,025
Executive Vice President and Chief Financial Officer of the Corporation and the Bank

Eliot R. Stark (3)	2008	101,223	0	0	115,161	216,384
Former Vice Chairman of the Corporation	2007	200,000	0	0	47,689	247,689

(1)	The amounts shown in this column constitute options granted under the 2000 Directors and Officer Option Plan, all of which were granted in 2004 through 2006. The amounts equal the financial statement compensation cost for Option Awards as reported in our consolidated statement of income for fiscal years 2008 and 2007, respectively, and are valued based on the aggregate grant date fair value of the award determined pursuant to FAS 123R. See Note 1 and Note 16 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FAS 123R.

(2)	Amounts in this column include the value of the following perquisites paid to each individual in 2008 and 2007. Perquisites are valued at actual amounts paid to each provider of such perquisites. Perquisites included in the “All Other Compensation” column for 2008 include: 401(k) employer match contributions for Mr. Tobias – $6,900, Mr. George – $6,270, and Mr. Krueger – $5,550; health and disability insurance premiums for Mr. Tobias – $28,280, Mr. George – $18,336, Mr. Krueger – $10,783 and Mr. Stark – $26,053; and life insurance premiums for Mr. Tobias – $1,558, Mr. George – $362, Mr. Krueger – $1,532 and Mr. Stark – $843; and auto allowance for Mr. Stark — $7,335. In addition, with respect to Mr. Stark, the amount included in the “All Other Compensation” column for 2008 includes the compensation received in 2008 pursuant to a separation agreement dated June 19, 2008, by and between the Corporation and Mr. Stark. Perquisites included in the “All Other Compensation” column for 2007 include: 401(k) employer match contributions for Mr. Tobias – $6,750, Mr. George – $6,434 and Mr. Stark – $6,000; health and disability insurance premiums for Mr. Tobias – $28,405, Mr. George – $18,218 and Mr. Stark – $25,213; life insurance premiums for Mr. Tobias – $1,806, Mr. George – $420 and Mr. Stark – $1,806; and auto allowance for Mr. Tobias – $6,113 and Mr. Stark – $14,670.

(3)	As previously announced, Mr. Stark resigned from his positions as Vice Chairman and as a Director of the Corporation in June 2008. The information related to him in the table reflects his compensation as an employee during 2008 as well as the compensation received in 2008 pursuant to a separation agreement dated June 19, 2008, by and between the Corporation and Mr. Stark.

2008 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information for each of the Executive Officers named in the Summary Compensation Table with respect to each option to purchase common shares that had not been exercised and remained outstanding at December 31, 2008.

	Option Awards
	Number of Securities	Number of Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options	Option Exercise	Option	Option
	(#)	(#)	Price	Grant	Expiration
Name	Exercisable	Unexercisable	($)	Date	Date
Paul D. Tobias (1)	70,502	79,503	9.75	12/15/04	12/15/14

Kelly W. George (2)	4,000	16,000	12.00	06/10/05	06/10/15
	3,000	12,000	10.65	12/15/06	12/15/16

Ernie R. Krueger (2)	2,000	8,000	12.00	06/10/05	06/10/15
	2,000	8,000	10.65	12/15/06	12/15/16

Eliot R. Stark (1)	50,359	56,788	9.75	12/15/04	12/15/14

(1)	Options granted to Messrs. Tobias and Stark could vest within two years from the December 15, 2004 grant date. The first 47% vested immediately after the market value of the Corporation’s common stock attained a price equal to or greater than 115% of the stock option exercise price, which it did on December 16, 2004. The remaining shares (53%) vest within two years from the December 15, 2004 grant date if the market value of the Corporation’s common stock is equal to or greater than 145% of the stock option exercise price. This market value condition has not yet been met; therefore, only 47% of the options are currently vested.

(2)	Options granted to Messrs. George and Krueger could vest within four years from the original grant date. The options vest as follows: 20% vested immediately on the grant date, and the remaining 80% vest over four years, provided that the market value of the common stock attains increased market value during the vesting period from 115% of stock option exercise price in the first year to 145% of stock option exercise price in the fourth year of vesting.
Employment and Consulting Agreements
The Corporation has employment agreements with Executive Officers as described below.
Paul D. Tobias – Mr. Tobias’s employment agreement, dated May 7, 2007, provides for him to be employed and appointed as Chairman of the Board and Chief Executive Officer of the Corporation and Chairman of the Board of the Bank. The agreement provides for an initial annual base salary of $240,000, which is subject to annual review by the Board. Under the agreement, Mr. Tobias is eligible to participate in an incentive plan or plans for annual cash bonuses to be awarded to eligible employees. The agreement has an initial term which expires June 30, 2010.
In addition to the compensation noted above, the agreement entitles Mr. Tobias to participate in employee benefit plans as from time to time are maintained, sponsored or made available to the executive employees of the Corporation and the Bank, on the same terms and subject to the same conditions and limitations generally applicable to other executive officers.

In addition to other benefits provided under the agreement, the Corporation purchased a supplemental disability insurance policy to provide for supplemental payments to those received under the Corporation’s current benefit plan that will bring total payments in the event of disability to not less than 80% of current base salary.
If the agreement is terminated, Mr. Tobias is entitled to receive certain payments and benefits depending on the reason the agreement is terminated. The table below summarizes the termination payments under the agreement.

REASON FOR TERMINATION	TERMINATION PAYMENTS
By death, by the Corporation for cause (as defined in the agreement), or voluntarily by employee	No termination payments required; however, employee receives his salary and benefits and reimbursements to which he is entitled through the date of termination

By the Corporation without cause	If the termination is in the first 12 months of the agreement, employee receives a lump payment equal to 300% of employee’s then current annual salary, plus the highest bonus from January 1, 2005 through the effective date of the termination and other benefits and reimbursements for a period of one year following termination

If termination is in the second 12 months of the agreement, employee receives a lump payment equal to 200% of employee’s then current annual salary, plus the highest bonus from January 1, 2005 through the effective date of the termination and other benefits and reimbursements for a period of one year following termination

If termination is in the third 12 months of the agreement or thereafter), employee receives a lump payment equal to 100% of employee’s then current annual salary, plus the highest bonus from January 1, 2005 through the effective date of the termination and other benefits and reimbursements for a period of one year following termination

Disability	Benefits related to supplemental disability plan which would amount to not less than 80% of annual salary and benefits

Following a Change in Control or by employee for Cause (as defined in the agreement)	Lump sum equal to 299% of aggregate of base salary and other benefits and reimbursements for one year following change of control

By mutual agreement	Per the mutual agreement
The agreement provides for a specified adjustment to the termination payments should the payments be determined to constitute an excess parachute payment under Section 280G of the Internal Revenue Code.
The agreement includes confidentiality obligations of Mr. Tobias and provides that he will not engage in competitive activities while employed by us. If his employment is terminated, the restriction on his competitive activities will continue after termination in certain instances for a period of one to three years, depending on the reason for the termination.
Kelly W. George – Mr. George’s employment agreement, dated December 21, 2006, provides for him to be employed as President of the Corporation and President and Chief Executive Officer of the Bank. The agreement provides for an initial annual base salary of $209,000, which is subject to annual review by the Board. Under the agreement, Mr. George is eligible participate in an incentive plan or plans for annual cash bonuses to be awarded to eligible employees. The agreement has an initial term which expires January 31, 2010.

In addition to the compensation noted above, the agreement entitles Mr. George to participate in employee benefit plans as from time to time are maintained, sponsored or made available to the executive employees of the Corporation and the Bank, on the same conditions and limitations generally applicable to other executive officers.
In addition to other benefits provided under the agreement, the Corporation purchased a supplemental disability insurance policy to provide for supplemental payments to those received under the Corporation’s current benefit plan that will bring total payments in the event of disability to not less than 80% of current base salary.
If the agreement is terminated, Mr. George is entitled to receive certain payments and benefits depending on the reason the agreement is terminated. The table below summarizes the termination payments under the agreement.

REASON FOR TERMINATION	TERMINATION PAYMENTS
By death, by the Corporation for cause (as defined in the agreement), or voluntarily by employee	No termination payments required; however, employee receives his salary and benefits and reimbursements to which he is entitled through the date of termination

By the Corporation without cause (as defined in the agreement)	A lump payment equal to employee’s then current annual base salary, plus the highest bonus from January 1, 2005 through the effective date of the termination and other benefits and reimbursements for a period of one year following termination

Disability	Benefits related to supplemental disability plan which would amount to not less than 80% of annual salary and benefits

Following a Change in Control	Lump sum equal to 299% of aggregate of base salary and other benefits and reimbursements for one year following change of control

By mutual agreement	Per the mutual agreement
The agreement provides for a specified adjustment to the termination payments should the payments be determined to constitute an excess parachute payment under Section 280G of the Internal Revenue Code.
The agreement includes confidentiality obligations of Mr. George and provides that he will not engage in competitive activities while employed by us. If his employment is terminated, the restriction on his competitive activities will continue after termination in certain instances for a period of one to three years, depending on the reason for the termination.
Ernie R. Krueger – Mr. Krueger’s agreement, dated January 31, 2007, provides for him to be employed as Executive Vice President and Chief Financial Officer of the Corporation and the Bank. The agreement provides for an initial annual base salary of $165,000, which is subject to annual review by the Board. Under the agreement, Mr. Krueger is eligible to participate in an incentive plan or plans for annual cash bonuses to be awarded to eligible employees. The agreement has an initial term which expires January 31, 2010.
In addition to the compensation noted above, the agreement entitles Mr. Krueger to participate in employee benefit plans as from time to time are maintained, sponsored or made available to the executive employees of the Corporation and the Bank, on the same conditions and limitations generally applicable to other executive officers.
In addition to other benefits provided under the agreement, the Corporation purchased a supplemental disability insurance policy to provide for supplemental payments to those received under the Corporation’s current benefit plan that will bring total payments in the event of disability to not less than 80% of current base salary.
If the agreement is terminated, Mr. Krueger is entitled to receive certain payments and benefits depending on the reason the agreement is terminated. The table below summarizes the termination payments under the agreement.

REASON FOR TERMINATION	TERMINATION PAYMENTS
By death, by the Corporation for cause (as defined in the agreement), or voluntarily by employee	No termination payments required; however, employee receives his salary and benefits and reimbursements to which he is entitled through the date of termination

By the Corporation without cause (as defined in the agreement)	A lump payment equal to employee’s then current annual base salary, plus the highest bonus from January 1, 2005 through the effective date of the termination and other benefits and reimbursements for a period of one year following termination

Disability	Benefits related to supplemental disability plan which would amount to not less than 80% of annual salary and benefits

Following a Change in Control	Lump sum equal to 299% of aggregate of base salary and other benefits and reimbursements for one year following change of control

By mutual agreement	Per the mutual agreement
The agreement provides for a specified adjustment to the termination payments should the payments be determined to constitute an excess parachute payment under Section 280G of the Internal Revenue Code.
The agreement includes confidentiality obligations of Mr. Krueger and provides that he will not engage in competitive activities while employed by us. If his employment is terminated, the restriction on his competitive activities will continue after termination in certain instances for a period of one to three years, depending on the reason for the termination.
As discussed in “Executive Compensation–Expected Participation in the TARP Capital Purchase Program” above and “Proposal 2: Non-Binding Advisory Vote on Executive Compensation” below, if the Corporation participates in the CPP, as is currently anticipated, it would be subject to a number of additional executive compensation standards as provided by ARRA, and the standards may be changed or expanded by future regulations. Currently, those standards, among other things, would prohibit the Corporation from paying or accruing bonus, retention or incentive compensation with respect to the Corporation’s most highly-compensated employee, and would prohibit “golden parachute” payments under the change of control agreements. The Corporation has revised the change-of-control provisions in its agreements with Messrs. Tobias, George and Krueger and other key employees to: (a) eliminate any parachute payments during the TARP Period and (b) waive any right of the Corporation to terminate those employees, except terminations for death, disability or “cause.” Also, if the contemplated Capital Purchase Program transaction closes, Messrs. Tobias, George and Krueger and other executives may be required to waive claims related to the modifications of their employment agreements or other employee benefit plans as a result of participation in the CPP.
Eliot R. Stark – As previously announced, Mr. Stark entered into a separation agreement dated June 19, 2008 with the Corporation, pursuant to which he continues to receive his base compensation and benefits for a period of time following his resignation; he also retains all rights associated with options he had been awarded prior to that date.
AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed the Corporation’s audited financial statements with management.
In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence and information required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee has also considered whether the provision of any non-audit services by the auditors is compatible with maintaining the auditors’ independence. The Audit Committee is satisfied as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Corporation’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed the audit plans, audit scopes and identification of audit risks with the independent auditor.

The Audit Committee discussed and reviewed with the independent auditors all communications required by the Public Company Accounting Oversight Board, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.
Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for 2008 for filing with the SEC.
Audit Committee
Randolph C. Paschke           Dennis B. Bittner           L. Brooks Patterson
Principal Accountant Fees and Services
The following table summarizes fees for professional services rendered by Plante & Moran, PLLC, the Corporation’s independent auditors for the years ended December 31, 2008 and 2007:

	2008	2007
Audit fees (1)	$89,500	$90,500
Audit-related fees (2)	12,750	10,500
Tax fees (3)	13,000	21,000
All other fees (4)	24,670	118,710

Total fees	$139,920	$240,710

(1)	Audit fees consist of fees billed for professional services performed by Plante & Moran, PLLC, for the audit of the Corporation’s annual financial statements and internal control over financial reporting included in the Form 10-K, the review of financial statements included in the Corporation’s Form 10-Q filings and services that are normally provided in connection with regulatory filings or engagements.

(2)	Represents fees for review and audit of the Corporation’s 401(k) plan.

(3)	Represents fees billed for tax services, including tax reviews and planning.

(4)	All other fees represent fees paid for website development.
The Audit Committee is required to review and pre-approve both audit and non-audit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). During 2008, all services provided by Plante & Moran, PLLC were pre-approved by the Audit Committee. To the extent required by Nasdaq rules or any other applicable legal or regulatory requirements, approval of non-audit services must be disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.
INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT
Certain of the Directors and officers of the Corporation have had and are expected to have in the future, transactions with the Bank, or have been Directors or officers of corporations, or members of partnerships or limited liability companies, which have had and are expected to have in the future, transactions with the Bank. In the opinion of management, all such previous transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and (iii) did not involve more than normal risk of collectability or present other unfavorable features. The Corporation’s Board of Directors has responsibility for reviewing and approving transactions with related persons. The Corporation, as a general policy, approves transactions to related parties at essentially the same terms and conditions that apply to similar transactions it engages in or approves with non-related parties.

BENEFICIAL OWNERSHIP OF COMMON STOCK
As of April [21], 2009, no person was known by management to be the beneficial owner of more than 5% of the outstanding common stock of the Corporation, except as follows:

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership	Class
Financial Stocks Capital	340,000 Common Shares	9.94%
Partners III LP 441 Vine Street, Suite 507 Cincinnati, OH 45202

Gerlach & Co.	300,000 Common Shares	8.77%
FBO Banc Fund V LP 208 LaSalle Street, Suite 1680 Chicago, IL 60604

George Hofmeister	300,000 Common Shares	8.77%
2008 Cypress Street, Suite 100 Paris, KY 40361

Raymond Garea	231,157 Common Shares	6.76%
31 Claremont Avenue Maplewood, NJ 07040

Wellington Management Company LLP	212,380 Common Shares	6.19%
75 State Street Boston, MA 02109
The information in the following table sets forth the beneficial ownership of the Corporation’s common stock by each of the Corporation’s Directors, each of the Executive Officers listed in the Summary Compensation Table and by all current Directors and Executive Officers of the Corporation as a group, as of April [21], 2009. Except as noted, beneficial ownership is direct and the person indicated has sole voting and investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Walter J. Aspatore	6,435	*
Dennis B. Bittner	5,341	*
Joseph D. Garea	45,492	1.3%
Kelly W. George	13,899	*
Ernie R. Krueger	14,056	*
Robert E. Mahaney	4,488	*
Robert H. Orley	27,641	*
Randolph C. Paschke	12,275	*
L. Brooks Patterson	2,000	*
Paul D. Tobias (2)	152,586	4.4%

All current Directors and Executive Officers as a group (10 persons)	282,213	8.0%

Eliot R. Stark (3)	76,000	2.1%

*	Less than 1.0%. Percentages are based on shares outstanding on the record date.

(1)	Includes the following shares subject to options exercisable within 60 days of April [21], 2009: Mr. Aspatore – 2,000, Mr. Bittner – 2,325, Mr. George – 7,000, Mr. Krueger – 4,000, Mr. Orley – 2,000, Mr. Paschke – 2,000, Mr. Patterson – 2,000, Mr. Tobias – 70,502, all current Directors and Executive Officers as a group – 91,827, and Mr. Stark – 50,359.

(2)	Includes 10,256 shares owned by Tobias Capital LLC, which is 35% owned by Mr. Tobias and his wife.

(3)	Mr. Stark resigned from his positions as Vice Chairman and as a Director of the Corporation in June 2008. The information related to him in the table includes 25,641 shares owned by Mr. Stark in his IRA account.
The above beneficial ownership information is based on data furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act, as required for purposes of this proxy statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and Directors, and persons who own more than 10% of the Corporation’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of filings furnished to and written representation regarding Form 5 filing obligations, the Corporation is not aware of any failure by any such person to file required reports on a timely basis.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
Independent Auditors
The financial statements of the Corporation for the year ended December 31, 2008 have been examined by Plante & Moran, PLLC, an independent registered public accounting firm. A representative of Plante & Moran, PLLC is expected to be at the meeting and will have an opportunity to make a statement and will be available to answer appropriate questions. Plante & Moran, PLLC has been appointed by the Audit Committee of the Board of Directors to serve as the independent public accountants of the Corporation and its subsidiaries for the year ending December 31, 2009.
Changes of Accountants
There was no change of the Corporation’s independent public accountants during 2007 or 2008.
PROPOSAL 2:
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
Assuming the Corporation participates in the CPP, as is currently anticipated, the Corporation would be required to comply with the Treasury’s standards for executive compensation and corporate governance for the period during which the Treasury holds equity issued under the CPP. Certain of these restrictions are summarized above under “Executive Compensation–Expected Participation in the TARP Capital Purchase Program.” As mentioned in that section, participants in the CPP are required, during the TARP Period, to, among other things, permit an annual non-binding shareholder vote regarding the approval of its executive compensation program. These votes are commonly referred to as shareholder “Say-on-Pay.”
As a shareholder, you are being provided with the opportunity to endorse or not endorse our executive compensation program and policies through the following resolution:
“Resolved, that the shareholders approve the compensation of the Corporation’s executives, as described in this Proxy Statement.”
Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors, or create or imply any additional fiduciary duty by the Board of Directors. The Corporation’s Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.
Recommendation and Vote
The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, by the holders of shares entitled to vote on the proposal is required to approve, in a non-binding advisory vote, the Corporation’s executive compensation disclosed in this Proxy Statement. An abstention is not considered a “vote cast,” so abstentions and broker non-votes will have no effect on the outcome of the vote on the proposal.
The Board of Directors recommends that you vote “FOR” approval of “Proposal 2: Non-Binding Advisory Vote on Executive Compensation.”
FUTURE SHAREHOLDER PROPOSALS
A proposal submitted by a shareholder for the 2010 annual meeting of shareholders must be sent to the Secretary of the Corporation, 130 South Cedar Street, Manistique, Michigan 49854 and must be received by the Corporation no later than [___] to be eligible for inclusion in the Corporation’s proxy materials for the 2010 annual meeting of shareholders under Rule 14a-8 under the Exchange Act. In order to be considered at any meeting, a shareholder proposal submitted outside of Rule 14a-8 under the Exchange Act, other than a nomination of directors, must (i) comply with the requirements in the Corporation’s Bylaws and Articles of Incorporation as to form and content, and (ii) be received by the Corporation (a) at least 30 days prior to the originally scheduled date of the meeting, or (b) not later than the close of business on the tenth day following the date on which notice of the scheduled meeting was first mailed to the shareholders, if less than 40 days notice of the meeting is given by the Corporation. Shareholder nominations of directors must comply with the requirements of the Articles of Incorporation and Bylaws summarized above under “Board of Directors Meetings and Committees—Nominating Committee.”

OTHER MATTERS
A shareholder who intends to present a proposal to the 2010 annual meeting of shareholders, other than a nomination of directors and other than pursuant to Rule 14a-8 under the Exchange Act, must provide the Corporation with notice of such intention by at least [___], or the persons named in the proxy to vote the proxies will have discretionary voting authority at the 2010 annual meeting with respect to any such proposal without discussion of the matter in the Corporation’s proxy statement.
The Board of Directors is not aware of any matter to be presented for action at the 2009 annual meeting, other than the matters set forth herein. If any other business should properly come before the meeting, the proxy will be voted regarding the matter in accordance with the best judgment of the persons authorized in the proxy, and discretionary authority to do so is included in the proxy.
The cost of soliciting proxies will be borne by the Corporation. If requested, the Corporation will reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals. In addition to solicitation by mail, officers and other employees of the Corporation and its subsidiaries may solicit proxies by telephone, facsimile or in person, without compensation other than their regular compensation.
The Annual Report of the Corporation for 2008 is included with this proxy statement. Copies of the report will also be available for all shareholders attending the annual meeting and can be obtained on our website at www.bankmbank.com.
THE ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION AND THE CORPORATION’S 2008 ANNUAL REPORT IS ALSO AVAILABLE AT WWW.BANKMBANK.COM AND WILL BE PROVIDED FREE TO SHAREHOLDERS UPON WRITTEN REQUEST. TO REQUEST A COPY, WRITE TO SHAREHOLDER RELATIONS DEPARTMENT, MACKINAC FINANCIAL CORPORATION, 130 SOUTH CEDAR STREET, MANISTIQUE, MICHIGAN 49854.
Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.

PLEASE MARK VOTES REVOCABLE PROXY X With- For All AS IN THIS EXAMPLE MACKINAC FINANCIAL CORPORATION For All hold All Except THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. 1. Election of Directors (except as marked to the contrary below): Walter J. Aspatorc Rebert H. Orley Randolph C. Paschke The undersigned hereby appoints Paul D. Tobias and Kelly W. George, or either of Dennis B. Bittner them, with power of substitution in each, proxies to vote, as designated hereon, all of the Joseph D. Garea undersigned’s shares of Common Stock of MACKINAC FINANCIAL CORPORATION, at the Kelly W. George Annual Meeting of Shareholders to be held at The Community House, 380 S. Bates Street, Birmingham, MI 48009, on May 28, 2008, at 11:00 a.m., EDT and any and all L. Brooks Patterson adjournments thereof: INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. 2. A proposal to approve, in a non-binding, advisory vote, the Corporation’s compensation of executives, as disclosed in the proxy Statement for the Annual Meeting. For Against Abstain The Board of Directors recommends a vote “FOR” the nominees listed above. Properly executed proxies will be voted as marked and, if not marked, will be voted “FOR” all of the nominees. YOUR VOTE IS IMPORTANT. Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly returning your completed proxy in the enclosed postage-paid envelope which is addressed to our tabulation service at: Registrar and Transfer Company Please be sure to sign and date Date 10 Commerce Drive this Proxy in the box below. Cranford, New Jersey 07016-3572 Stockholder sign above Co-holder (if any) sign above ç Detach above card, sign, date and mail in postage paid envelope provided. ç MACKINAC FINANCIAL CORPORATION 130 SOUTH CEDAR STREET MANISTIQUE, MICHIGAN 49854 Please date, sign exactly as your name appears hereon, and mail promptly in the enclosed envelope which requires no postage if mailed in the United States. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If shares are held jointly both owners must sign. PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. ___